Exhibit 5.1


                                      October 5, 1994



Chrysler Financial Corporation        Chrysler Credit Corporation
27777 Franklin Road                   27777 Franklin Road
Southfield, Michigan 48034            Southfield, Michigan  48034

U.S. Auto Receivables Company
27777 Franklin Road
Southfield, Michigan 48034

Gentlemen:

     Re:  Registration Statement on Form S-3 Relating to
          $3,000,000,000 of Auto Loan Asset-Backed
          Certificates to be Issued by CARCO Auto Loan
          Master Trust (the "Registration Statement")


     I am Vice President and General Counsel of U.S. Auto Receivables Company, a Delaware corporation, as seller (the "Seller"), Chrysler Financial Corporation, a Michigan corporation ("CFC"), Chrysler Credit Corporation, a Delaware corporation, as servicer (the "Servicer") and Chrysler Auto Receivables Company, a Delaware corporation, in connection with (a) the transfer and assignment of certain loans of automotive dealers (the "Receivables") by the Seller to Manufacturers and Traders Trust Company, as trustee (the "Trustee") for the CARCO Auto Loan Master Trust (the "Trust"), formed pursuant to the Pooling and Servicing Agreement dated as of May 31, 1991 (as amended and supplemented, the "Pooling and Servicing Agreement") among the Seller, the Servicer and the Trustee, in exchange for Auto Loan Asset Backed Certificates (the "Certificates") evidencing a fractional undivided interest in the Trust. As described in the Registration Statement, the Certificates will be issued from time to time by the Trust in series. With respect to each series, the Certificates will be issued pursuant to a supplement to the Pooling and Servicing Agreement and the Certificates will be sold from time to time pursuant to certain underwriting agreements (the "Underwriting Agreements") between the Seller and various underwriters named therein.

     I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America to the extent specifically referred to herein.

     I have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of the Pooling and Servicing Agreement and supplements thereto, including the forms of Certificates and the Underwriting Agreement previously filed or filed herewith, as the case may be, as exhibits to the Registration Statement.
In addition, I have examined and considered executed originals or counterparts, or certified or other copies identified to my satisfaction as being true copies of such certificates, instruments, documents and other corporate records of the Seller and matters of fact and law as I deem necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the meanings given to them in the Registration Statement.

     In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Seller and others.

     Based on and subject to the foregoing, I am of the opinion that, with respect to the Certificates of any series, when (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate and other principal terms of such Certificates have been duly approved by the Board of Directors of the Seller, (iii) the various agreements relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, and (iv) such Certificates have been duly executed and issued by the Trust and authenticated by the Trustee and sold by the Seller, all in accordance with the terms and conditions of the related agreements and in the manner described in the Registration Statement, such Certificates will have been duly authorized by all necessary action of the Trust and will have been legally issued, fully paid and nonassessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                   Very truly yours,


                                   /s/ Allan L. Ronquillo
                                   ----------------------
                                   Allan L. Ronquillo
                                   Vice President and
                                   General Counsel

/mr

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